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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on
Form S-8 (File No. 333-       ) related to the Nabors Industries, Inc. 1994
Executive Officers Stock Plan and the 1996 Employee Stock Plan of our report dated November 27, 1995, on our audits of the financial statements of Nabors Industries, Inc. as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993.



                                                        COOPERS & LYBRAND L.L.P.


Houston, TX
August 28, 1996